Exhibit 3.2

TRANQUIL HEALTHCARE, INC.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”), is made and entered into as of the respective date set forth opposite the name of the respective Purchaser (as hereinafter defined) on Schedule A attached hereto, by and among TRANQUIL HEALTHCARE, INC., a Delaware corporation, with its address at 18200 Von Karmen, Suite 850, Irvine, CA 92612 (the “Borrower”), and T7X Assets, Inc, (the “Purchaser”). Capitalized terms not otherwise defined herein, shall have the meaning ascribed to them in the Note (as defined below).

A.              WHEREAS, the Borrower and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B.              WHEREAS, each Purchaser desires to purchase and the Borrower desires to issue and sell, upon the terms and conditions set forth in this Agreement, convertible notes of the Borrower, in the form attached hereto as Exhibit A, in the principal amount set forth below such Purchaser’s name on the signature page hereto (the “Note(s)”), convertible into shares of the Borrower’s Series A Preferred Stock (“Series A Preferred Stock”) (subject first to the requirements that (i) the Series A Preferred Stock is designated in the Certificate of Incorporation of Borrower and (ii) the first sale of Series A Preferred Stock occurs pursuant to a Regulation A Offering under the 1933 Act by Borrower (the “Series A Conditions”), upon the terms and subject to the limitations and conditions set forth in such Note.

NOW THEREFORE, the Borrower and each Purchaser severally (and not jointly) hereby agree as follows:

1.	Purchase and Sale of Note.

a.                The Note and Approval. On November 5, 2025, the Board of Directors of the Borrower (“Board”) authorized the offer, sale and issuance of Notes in an aggregate principal amount of up to One Million Dollars ($1,000,000) ("Maximum Purchase Amount”).

b.               The Closing. The Borrower agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase the Note in the principal amount set forth on the signature page to this Agreement (the “Subscription Amount”). The purchase and sale shall take place on the date set forth on the signature page to this Agreement at a closing (each, a “Closing” and such date, the “Closing Date”)) to be held at the offices of Silvestre Law Group at 2629 Townsgate Road #215, Westlake Village, CA 91361, at 12:00 p.m., Pacific time, or at such other time or place as may be mutually agreed upon by the Borrower and the Purchaser(s). Each Purchaser acknowledges that the Borrower may issue and sell Notes at one or more additional closings for a period of ninety (90) days after the date of the initial Closing, provided that the aggregate principal amount of all Notes sold at all Closings does not exceed the Maximum Purchase Amount. At Closing, Purchaser will deliver to the Borrower as payment in full for the Note to be purchased by Purchaser at the Closing, its Subscription Amount by one or more of the following: (i) wire transfer of funds to the Borrower per the wiring instructions attached hereto as Schedule B or (ii) exchange of outstanding indebtedness owed by the Borrower to such Purchaser, or (iii) a combination of (i) and (ii). At each Closing, the Borrower will issue and deliver to each Purchaser participating in such Closing, a duly executed Note in the principal amount of such Purchaser’s Subscription Amount. The Borrower shall send such Note to the Purchaser at the address furnished to the Borrower for that purpose. The parties agree that the delivery of this Agreement and any other documents at the Closing may be effected by means of an exchange of signatures (including via email or facsimile of .pdf signatures).

c.                Common Stock Incentive. In addition to the Note, each Purchaser shall receive, as an equity incentive, 8,000 shares of the Company’s Common Stock, par value $0.001 per share, for each $100,000 of Subscription Amount purchased under this Agreement, with the number of shares issuable for any lesser or greater Subscription Amounts to be calculated on a pro rata basis. The shares of common stock issuable hereunder will contain the Company’s standard restricted legend.

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2.            Purchaser’s Representations and Warranties. Each Purchaser represents and warrants to the Borrower that:

a.                Investment Purpose. As of the date hereof, the Purchaser is purchasing the Note and upon conversion of such Note, the shares of Series A Preferred Stock issuable thereunder (subject to the completion of the Series A Conditions); such shares of Series A Preferred Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Note and the shares of common stock issuable hereunder, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b.               Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

c.                Reliance on Exemptions. The Purchaser understands that the Securities have not been registered under the 1933 Act and are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

d.               Information; Acknowledgement. Purchaser has sufficient knowledge and experience in investing in companies similar to the Borrower in terms of the Borrower’s stage of development so as to be able to evaluate the risks and merits of its investment in the Borrower and it is able to financially bear the risks thereof. Purchaser has made an investigation of the Borrower and its business as it deemed necessary and has had an opportunity to discuss and review the Borrower’s business, management, and financial affairs as it deems necessary and had conducted due diligence on the Borrower and the Securities to the extent Purchaser deemed necessary and sufficient. Purchaser acknowledges and agrees that the Borrower: (i) is an early-stage company, (ii) has limited assets and cash reserves, and (iii) has incurred net losses to date. Additionally, Purchaser acknowledges that the Borrower is depending upon, among many other matters, (x) raising substantial additional funding to accomplish the Borrower’s business strategy, even upon the successful issuance and sale of Notes; and (y) the Borrower may not be able to accomplish any of the foregoing or benefit from its business strategy, which could increase the Borrower’s financing costs, dilute Purchaser’s investment interests (in the event the Notes are converted into the Conversion Shares), affect the Borrower’s business operations and/or force the Borrower to delay, reduce or abandon its business strategy or cease operations, in which case, the Note may be in default. Purchaser further acknowledges that the Conversion Shares will only be issuable in the event that the Borrower is able to complete the Series A Conditions, which may or may not occur.

e.                Legends. The Purchaser understands that the certificates evidencing the Securities shall bear a restrictive legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN AVAIALBLE EXEMPTION FROM REGISTRATION."

The legend set forth above shall be removed and the Borrower shall, or shall cause its transfer agent to, issue a book-entry statement, or other digital confirmation (as authorized by the Borrower’s Bylaws) without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Borrower with an opinion of counsel, reasonably satisfactory to the Borrower and its transfer agent (if applicable) that a public sale or transfer of such Security may be made without registration under the 1933 Act. The Purchaser agrees to sell all Securities, including those represented without legend, in compliance with applicable prospectus delivery requirements, to the extent applicable.

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f.                Authorization; Enforcement. Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms, and it was not organized for the specific purpose of acquiring the Note, and any securities issuable upon conversion of the Note. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

3.               Representations and Warranties of the Borrower. The Borrower represents and warrants to the Purchaser that as of the date of each applicable Closing:

a.                Organization and Qualification. The Borrower and each of its Subsidiaries (as defined below), if any, is a corporation or other entity, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Borrower owns, directly or indirectly, any equity or other ownership interest.

b.               Authorization; Enforcement. (i) The Borrower has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Borrower and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Board and no further consent or authorization of the Borrower, its Board, or its shareholders is required except for approvals required and related to the Series A Conditions, (iii) this Agreement has been duly executed and delivered by the Borrower by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Borrower accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Borrower of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

c.               Capitalization. As of November 1, 2025, the authorized common stock of the Borrower consists of (i) 2,000,000 authorized shares of common stock, par value $0.001 per share (“Common Stock”) and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of November 1, 2025, the Borrower has (i) 825,000 shares of Common Stock issued and outstanding, (ii) no shares of Preferred Stock outstanding. All of such outstanding shares of capital stock are, or upon issuance, will be, duly authorized, validly issued, fully paid and non-assessable.

d.               Issuance of Shares. The Conversion Shares, upon completion of the Series A Conditions, will be duly authorized and, upon conversion of the Note in accordance with its respective terms, will be validly issued, fully paid and non- assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

e.                No Conflicts. The execution, delivery and performance of this Agreement, the Note by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Conversion Shares subject to the completion of the Series A Conditions) will not (i) conflict with or result in a violation of any provision of the Borrower’s Certificate of Incorporation, as amended or Bylaws, as amended or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Borrower or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Borrower or its securities are subject) applicable to the Borrower or any of its Subsidiaries or by which any property or asset of the Borrower or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Borrower and its Subsidiaries, are conducting their business in violation of any law, ordinance or regulation of any governmental entity, except where such violation will not result in a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, operations, assets, or financial condition of the Borrower or its Subsidiaries, if any, taken as a whole, or (ii) the transactions contemplated by this Agreement or the Note.

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f.                Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Borrower and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

g.               No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2, neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Borrower for purposes of (i) the 1933 Act that would require the registration of the Securities under the 1933 Act.

h.               Breach of Representations and Warranties by the Borrower. If the Borrower breaches any of the representations or warranties set forth in this Section 3, and such breach(es) are not cured within fifteen (15) days of the receipt of notice of such breach from Purchaser, then in addition to any other remedies available to the Purchaser pursuant to this Agreement, such breach(es) will be considered an Event of Default under Section 3.1 of the Note.

4.               Conditions to the Borrower’s Obligation to Sell. The obligation of the Borrower hereunder to issue and sell the Note to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Borrower’s sole benefit and may be waived by the Borrower at any time in its sole discretion:

a.               The Purchaser shall have executed this Agreement and delivered the same to the Borrower.

b.               The Purchaser shall have delivered the Subscription Amount in accordance with Section 1(b) above.

c.                The representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

d.               No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.               Conditions to The Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

a.                The Borrower shall have executed this Agreement and delivered the samet o the Purchaser.

b.               The Borrower shall have delivered to the Purchaser the duly executed Note (in such denominations as the Purchaser shall request) in accordance with Section 1(b) above.

c.                The representations and warranties of the Borrower shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date) and the Borrower shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Borrower at or prior to the Closing Date.

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d.               No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.	Governing Law; Miscellaneous.

a.                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. The Borrower and each Purchaser waive trial by jury. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement (Section 6(f)) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

c.                Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.               Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e.                Entire Agreement; Amendments. This Agreement, the Note, and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Borrower nor such Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by a majority of the then outstanding principal amounts under the Notes sold in all applicable Closings.

f.                Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile or electronic mail (email), addressed as set forth in the signature pages below or to such other address as such Party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation generated by the transmitting facsimile machine or confirmation being sent via email, at the address, email address, or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the heading of this Agreement. Each Party shall provide notice to the other Party of any change in address.

g.               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

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h.               Survival. The representations and warranties of the Borrower and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser.

i.                 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

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IN WITNESS WHEREOF, the undersigned Purchaser and the Borrower have caused this Agreement to be duly executed.

TRANQUIL HEALTHCARE, INC.

By: ______________________________

Name: Tyler Ehler

Title: Chief Executive Officer

Date: ____________________________

           (Date funds cleared and accepted)

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PURCHASER: [_________]
Signature:

Name:

Address:

Phone:

Email:

SSN or TIN:

Date:

Exact name securities should be issued to, if different from above: ______________________

Subscription Amount of Note: $_______________

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Exhibit A

Form of Convertible Note

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SCHEDULE B

Wiring Instructions

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